Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-65934, 333-65936, 333-65938, 333-101243, 333-101265, 333-125667, 333-131164, 333-140939, 333-155757, 333-165078, 333-172463, 333-179700, 333-186951 and 333-194269) and in the Registration Statements on Form S-3 (Nos. 333-209390 and 333-209394) of Zimmer Biomet Holdings, Inc. of our report dated February 29, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

February 29, 2016